Exhibit 10.1
AMENDMENT TO EBANK FINANCIAL SERVICES, INC.
STOCK OPTION AGREEMENT WITH JAMES L. BOX
     This Amendment to the Stock Option Agreement (as defined herein), effective as of August 29, 2005, is made by and between James L. Box and ebank Financial Services, Inc. (the “Company”).
     WHEREAS, the Compensation Committee of the Company approved an amendment to that certain ebank Financial Services, Inc. Stock Option Agreement dated August 9, 2004 by and between James L. Box and the Company (the “Stock Option Agreement”);
     WHEREAS, this Amendment sets forth the terms and conditions of the amendment as approved by the Compensation Committee of the Company;
     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, legal sufficiency and adequacy of which are hereby acknowledged, the parties, each intending to be legally bound hereby, agree to amend the Stock Option Agreement as follows:
     1. Section 8 of the Stock Option Agreement is amended by deleting such section in its entirety and inserting in lieu thereof the following:
8. Termination of Employment. In the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries for any reason other than for “Cause” (as such term is defined below), the Optionee, his or her personal representative, or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof, may exercise this Option at any time within a period ending on August 9, 2014, the expiration date of this Option.
In the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries for Cause, this Option and all of the Options granted hereunder shall terminate immediately and shall not thereafter be exercisable.
For the purpose of this Stock Option Agreement, the term “Cause” shall have the same meaning as such term is defined in that certain Employment Agreement by and between James L. Box and ebank, originally dated May 17, 2002, as amended.
     2. Except to the extent this Amendment modifies the Stock Option Agreement, all of the provisions of the Stock Option Agreement shall remain active and in full effect.
     IN WITNESS WHEREOF, the parties have caused their respective signatures to be affixed to this Amendment, effective as of the date first above written.

ebank Financial Services, Inc.
/s/ Wayne W. Byers
Name:	Wayne W. Byers
Title:	CFO

Optionee
/s/ James L. Box
James L. Box